UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/30/2005

CITY HOLDING CO
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-17733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On March 30, 2005, City Holding Company ("the Company") issued a news release, attached as Exhibit 99, announcing the declaration of a $0.25 per common share dividend for shareholders of record as of April 15, 2005, payable on April 30, 2005. The dividend represents a 14% increase from the $0.22 per share cash dividend paid in the first quarter of 2005 and follows a 10% increase in the cash dividend, from $0.20 per common share to $0.22 per common share, approved by the Board of Directors in April 2004. Furnished as Exhibit 99 and incorporated herein by reference is the news release issued by the Company announcing its increase in dividends payable to common shareholders.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

99.1        News Release issued on March 30, 2005

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CITY HOLDING CO

Date: March 30, 2005.	By:	/s/ Charles R. Hageboeck
Charles R. Hageboeck
President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.	News Release, Increase in Dividend Payment